Exhibit 99.1

Hoku Breaks Ground on Polysilicon Facility in Pocatello, Idaho

Pocatello, Idaho – March 27, 2007 – Hoku Materials, a subsidiary of Hoku Scientific, Inc. (NASDAQ: HOKU) established to manufacture and sell polysilicon for the solar market, held a groundbreaking ceremony today for Hoku’s eagerly anticipated polysilicon production plant near South Philbin Road in Pocatello. Hoku and the City of Pocatello signed a 99-year ground lease last week, and Hoku expects to begin mobilizing construction crews within the next several weeks after the City obtains an acceptable easement ensuring Hoku’s unrestricted access to the property. Hoku anticipates completing construction in the second half of 2008, with polysilicon shipments planned for the first half of 2009. Polysilicon is the key material used in the production of solar cells and integrated circuits.

“Groundbreaking is another significant step forward for Hoku’s polysilicon business,” said Dustin Shindo, Chairman and CEO of Hoku Scientific. “Less than one year ago we publicly announced our plans to enter this business, and here we are today breaking ground on a 2,000 metric ton per year production plant. I am very proud of what our team has accomplished in such a short amount of time.”

Dustin Shindo was joined at the groundbreaking ceremony by Hoku CTO Karl Taft and many of the local supporters of Hoku’s move to Pocatello, including C.L. “Butch” Otter, Governor of Idaho, Roger B. Madsen, Director Idaho Commerce & Labor, Roger Chase, Mayor City of Pocatello, and Larry Ghan, Chairman, Bannock County Commissioners

“It’s terrific to see how quickly Hoku is moving forward,” said Roger Chase, Mayor of the City of Pocatello. “We’re really looking forward to the completion of Hoku’s polysilicon production plant and its contribution to the greater Pocatello community and economy.”

Hoku estimates that the total cost to bring the facility online include approximately $260 million to construct the facility, plus working capital, and start-up costs. SANYO has agreed to pay approximately $110 million upfront through prepayments for products, which will be paid to Hoku as certain production and quality milestones are achieved. Hoku plans to finance the balance of the construction costs through additional customer prepayments and debt.

Hoku also announced today that it has awarded a contract to VECO USA, Inc. to provide engineering and related services for Hoku Materials’ planned polysilicon production plant. The total value of the contract was not disclosed. Hoku elected to end its engineering services contract with CH2M Hill Lockwood Greene that was announced in August 2006, and award this new contract to VECO. Hoku expects that VECO will provide complete engineering, procurement and construction services for the polysilicon plant from design through construction and start-up.

“We greatly appreciate the professional service we received from CH2M Hill, and hope to work with them again in the future.” said Dustin Shindo. “VECO is a highly respected global engineering and construction firm with polysilicon plant experience. We’re excited to be working with them.”

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) is a clean energy technologies company that develops and manufactures fuel cell membranes and membrane electrode assemblies for stationary (including residential and back-up power applications) and automotive proton exchange membrane fuel cells. The Company is currently expanding its business to manufacture solar modules and polysilicon for the solar market. For more information visit www.hokuscientific.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These forward-looking statements include statements concerning Hoku’s ability to establish polysilicon production facilities in Pocatello, Idaho and to manufacture polysilicon; the City of Pocatello obtaining an easement ensuring Hoku’s unrestricted access to the land; Hoku’s ability to manufacture polysilicon of sufficient quality; to raise sufficient financing through customer prepayments and debt for the construction of the facility; to complete construction in 2008 and commence shipments in 2009; Hoku’s future financial performance; Hoku’s business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Hoku’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in Hoku’s filings with the Securities and Exchange Commission. Except as required by law, Hoku assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Hoku, Hoku Materials and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., all rights reserved.

CONTACTS For Hoku Scientific:
Tel: 808-682-7800 ir@hokusci.com

Source:
Hoku Scientific, Inc.